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                       FARMERS & MECHANICS NATIONAL BANK
                       EXECUTIVE SUPPLEMENTAL INCOME PLAN
                              AMENDED AND RESTATED

                                 August 18, 1998

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

             Purpose of the Plan - Effective Date of the Plan

     1.01    Purpose                                                          1
     1.02    Effective Date of Amendment and Restatement                      1

                                   ARTICLE II

                                   DEFINITIONS

     2.01    Accrued Benefit                                                  1
     2.02    Active Participant                                               1
     2.03    Administrative Guidelines                                        2
     2.04    Bank's 401(k) Plan                                               2
     2.05    Beneficiary                                                      2
     2.06    Board of Directors                                               2
     2.07    Change-in-Control                                                2
     2.08    Committee                                                        5
     2.09    Compensation                                                     5
     2.10    Contingent Annuitant                                             5
     2.11    Early Retirement Date                                            5
     2.12    Employee                                                         5
     2.13    Employee Bonus or Year End Bonus                                 5
     2.14    Employer                                                         5
     2.15    Executive                                                        5
     2.16    Farmers & Mechanics                                              5
     2.17    Final Average Monthly Compensation                               6
     2.18    Final Salary                                                     6
     2.19    Insurance Company                                                6
     2.20    Merit Bonus                                                      6
     2.21    Normal Retirement Date                                           6
     2.22    Participant                                                      6
     2.23    Participation Agreement                                          6
     2.24    Plan                                                             6


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     2.25    Policy                                                           6
     2.26    Primary Social Security Benefit                                  6
     2.27    Retirement Benefit                                               7
     2.28    Total Disability                                                 7

                                   ARTICLE III

                                 ADMINISTRATION

     3.01    Administration                                                   7

                                   ARTICLE IV

                          ELIGIBILITY FOR PARTICIPATION

     4.01    Selection of Executives to be Included in the Plan               8

                                    ARTICLE V

                                    BENEFITS

     5.01    Retirement Benefits                                              8
     5.02    Offsets to Benefits                                              8
     5.03    Payment Options                                                  9
     5.04    Disability Prior to Normal Retirement Date                      10
     5.05    Death After Retirement                                          10
     5.06    Vesting:  Change-in-Control                                     10
     5.07    Excise Tax Payment Provision                                    11

                                   ARTICLE VI

                                 DEATH BENEFITS

     6.01    Pre-Retirement                                                  13

                                   ARTICLE VII

                       DISCRETIONARY PURCHASE OF POLICIES

     7.01    Discretionary Purchase of Policies                              13
     7.02    Interest of Participant                                         14


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                                  ARTICLE VIII

                        EFFECTIVE DATE OF PARTICIPATION:
                            TERMINATION AND AMENDMENT

     8.01    Effective Date of Participation; Termination and Amendment      14

                                   ARTICLE IX

                                CLAIMS PROCEDURE

     9.01    Determination                                                   15
     9.02    Review                                                          15
     9.03    Decision Binding                                                16

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

    10.01    No Guarantee of Employment                                      16
    10.02    Nonalienation of Benefits                                       16
    10.03    Withholding                                                     17
    10.04    Governing Law                                                   17
    10.05    Separability Clause                                             17
    10.06    Construction                                                    17
    10.07    Successors                                                      17


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                        FARMERS & MECHANICS NATIONAL BANK

                       EXECUTIVE SUPPLEMENTAL INCOME PLAN

                              AMENDED AND RESTATED
                            EFFECTIVE AUGUST 18, 1998


                                    ARTICLE I

                PURPOSE OF THE PLAN - EFFECTIVE DATE OF THE PLAN

SECTION 1.01 - PURPOSE

     This Plan is known as the "Farmers & Mechanics Executive Supplemental Income Plan." Its purpose is to provide payment of death and supplemental retirement benefits for certain highly compensated and key management Executives of Farmers & Mechanics National Bank and its participating affiliates. This Plan is intended to assist Farmers & Mechanics National Bank in attracting and retaining Executives of outstanding ability.

SECTION 1.02 - EFFECTIVE DATE OF AMENDMENT AND RESTATEMENT

     This Plan was originally effective September 1, 1983 and amended and restated effective December 28, 1989 (the "Predecessor Plan"). It is now amended and restated effective August 18, 1998 as set forth below. However, this amendment is not intended to diminish any benefit in pay status on August 18, 1998, any Accrued Benefit as of August 18, 1998 or any right to benefits under
Section 5.09 of the Predecessor Plan, and if such benefits would have been greater for an Executive who was a Participant in the Predecessor Plan on August 18, 1998, then such Participant shall be entitled to those benefits which existed on August 18, 1998 under the Predecessor Plan instead of the benefits provided by the Plan as amended and restated below.


                                   ARTICLE II

                                   DEFINITIONS

SECTION 2.01 - ACCRUED BENEFIT - means the benefit under Section 5.01 to which a Participant would be entitled at the Participant's Retirement Date.

SECTION 2.02 - ACTIVE PARTICIPANT - means as an Executive covered under this Plan. Once an Executive becomes covered, the Executive shall remain


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covered until (i) retirement or other termination of employment with the
Employer, (ii) the termination of this Plan or (iii) the termination of participation herein as provided in the Participation Agreement.

SECTION 2.03 - ADMINISTRATIVE GUIDELINES - means those rules and guidelines for the administration of the Plan which are adopted by the Board of Directors or the Committee pursuant to Article III.

SECTION 2.04 - BANK'S 401(K) PLAN - means the tax qualified retirement plan maintained by the Farmers & Mechanics National Bank under Section 401(k) of the Internal Revenue Code of 1986, as amended (the Code) and any successor plan.

SECTION 2.05 - BENEFICIARY - means unless a Participant designates otherwise in form satisfactory to and filed with the Committee, a Participant's spouse or, if the Participant does not have a spouse at the time of his death, the Participant's estate. A Participant may revoke a designation of Beneficiary at any time, without the consent of any Beneficiary, by written instrument filed with the Committee.

SECTION 2.06 - BOARD OF DIRECTORS - means individually and collectively the Boards of Directors of Farmers & Mechanics National Bank and F&M Bancorp.

SECTION 2.07 - CHANGE-IN-CONTROL OF THE EMPLOYERS - "Change-of-Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred relative to either or both of the Employers:

      (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Employers (not including in the securities beneficially owned by such Person any securities acquired directly from the Employers or their Affiliates) representing 25% or more of the combined voting power of the Employers' then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

      (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board; individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating


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            to the election of directors of the Employers) whose appointment or election by the Board or nomination for election by the Employers' shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

      (iii) there is consummated a merger or consolidation of the Employers or any direct or indirect subsidiary of the Employers with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Employers outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Employers or any subsidiary of the Employers, at least 60% of the combined voting power of the securities of the Employers or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Employers (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Employers (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Employers or their Affiliates) representing 25% or more of the combined voting power of the Employers' then outstanding securities.

      (iv) the shareholders of the Employers approve a plan of complete liquidation or dissolution of the Employers or there is consummated an agreement for the sale or disposition by the Employers of all or substantially all of the Employers' assets, other than a sale or disposition by the Employers of all or substantially all of the Employers' assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Employers in substantially the same proportions as their ownership of the Employers immediately prior to such sale;

      (v) the Employers ceases to own, directly or indirectly, securities of any subsidiary representing 50% or more of


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            the combined voting power of the subsidiary's then outstanding securities; or

      (vi) there is consummated an agreement for the sale or disposition by the Employers of all or substantially all of a subsidiary's assets, other than a sale or disposition by the Employers of all or substantially all of the subsidiary's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Employers in substantially the same proportions as their ownership of the subsidiary immediately prior to such sale; provided however, that such a sale or disposition should only be effective for those Executives, if any, employed by the subsidiary whose assets are so sold or otherwise disposed of, and not all participating Executives.
            "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.
            "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.
            "Board" shall mean the boards of directors of either or both of the Employers as applicable.
            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.
            "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Employers or any of their subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Employers or any of their Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Employers in substantially the same proportions as their ownership of stock of the Employers.

            A "Potential Change-in-Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

      (i) the Employers enters into an agreement, the consummation of which would result in the occurrence of a Change-in-Control;

      (ii) the Employers or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change-in-Control;


      (iii) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Employers representing 15% or more of either the then outstanding shares of common stock of the


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            Employers or the combined voting power of the Employers' then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Employers or their affiliates); or

      (iv) the Board adopts a resolution to the effect that a Potential Change-in-Control has occurred.

SECTION 2.08 - COMMITTEE - means the Compensation Committee of the Board of Directors or other committee designated by the Board of Directors to administer this Plan.

SECTION 2.09 - COMPENSATION - means (i) salary plus (ii) bonus paid or declared pursuant to the Incentive Compensation Program, originally adopted in 1996 for services rendered during the preceding twelve months. Compensation shall not include fringe benefits such as automobiles or other perquisites but shall include any pretax reduction for contributions to any tax qualified retirement plan, deferred compensation plan, or flexible benefits plan.

SECTION 2.10 - CONTINGENT ANNUITANT - means the person to whom benefits will be paid under Section 5.05 after a Participant's death.

SECTION 2.11 - EARLY RETIREMENT DATE - means any date after a Participant has attained age 55 and had been credited with at least seven years of service with the Employer. For purposes of the preceding sentence, years of service shall be credited in the same manner as years of service for vesting purposes under the Bank's 401(k) plan.

SECTION 2.12 - EMPLOYEE - means a person employed by the Employer.

SECTION 2.13 - EMPLOYEE BONUS OR YEAR END BONUS - means the annual bonus paid to Employees pursuant to the Incentive Compensation Program, originally adopted in 1996.

SECTION 2.14 - EMPLOYERS - means Farmers & Mechanics National Bank and F&M Bancorp, individually and collectively, and those affiliates of both, which employs one or more Participants covered under this Plan.

SECTION 2.15 - EXECUTIVE - means an officer of an Employer or other Employee of an Employer who is designated by the Committee as an Executive.

SECTION 2.16 - FARMERS & MECHANICS - means Farmers & Mechanics National Bank and its successors.


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SECTION 2.17 - FINAL AVERAGE MONTHLY COMPENSATION - means 1/12 of the greater of
(i) the average annual amount of an Executive's Compensation for the three consecutive calendar years of employment with the Employer which yield the highest such average or (ii) an Executive's Compensation for the twelve-month period ending on the date Final Average Monthly Compensation is being determined. If the Executive has worked for less than three consecutive calendar years with the Employer prior to the date Final Average Monthly Compensation is being determined, item (i) in the preceding sentence shall mean the monthly average of Compensation for the complete period of employment with the Employer, except that Compensation for any period of employment preceding a break in the Executive's employment with the Employer of more than two years shall be disregarded.

SECTION 2.18 - FINAL SALARY - means an Executive's Compensation during that twelve month period prior to death or preceding retirement which produces the highest amount.

SECTION 2.19 - INSURANCE COMPANY - means any legal reserve life insurance company which shall issue a Policy.

SECTION 2.20 - MERIT BONUS - means the bonus paid to Executives pursuant to the Incentive Compensation Program originally adopted in 1996.

SECTION 2.21 NORMAL RETIREMENT DATE - means the Participant's Normal Retirement Date as defined under the Bank's 401(k) Plan.

SECTION 2.22 - PARTICIPANT - means an Executive designated for participation in the Plan by the Committee and approved for participation in the Plan by the Board of Directors.

SECTION 2.23 - PARTICIPATION AGREEMENT - means the agreement between an Executive and Farmers & Mechanics evidencing the Executive's participation in this Plan.

SECTION 2.24 - PLAN - means this restated and amended Farmers & Mechanics National Bank Executive Supplemental Income Plan.

SECTION 2.25 - POLICY - means any life insurance policy purchased by the Employer on the life of a Participant.

SECTION 2.26 - PRIMARY SOCIAL SECURITY BENEFIT - means the benefit under Title II of the Social Security Act payable to a Participant at the termination of employment with the Employer or, if the later, at age 62. The Primary Social Security Benefit offset under Section 5.01(b) will be determined and applied when benefits under this Plan begin. If benefits under this Plan begin before a Participant attains age 62, the Participant's Primary Social
Security Benefit shall be calculated based on the law in effect on the date benefits begin and assuming that the Participant will have no additional earnings from the date of actual termination or retirement to the date the Participant attains age 62. Once a Participant's Primary Social Security Benefit has been calculated under the preceding sentence, and the Participant's benefit under this Plan determined accordingly, the Participant's Primary Social Security Benefit shall not be subject to any further adjustment to reflect the amount of the Participant's actual benefits under Social Security.

SECTION 2.27 - RETIREMENT BENEFIT - means the benefit to which a Participant is entitled under this Plan upon termination of employment after attaining the Participant's Early Retirement Date, as described more fully in Section 5.01.

SECTION 2.28 - TOTAL DISABILITY - means disability entitling a Participant to receive disability payments under any long term disability program maintained by the Employer for the benefit of the Participant.


                                   ARTICLE III

                                 ADMINISTRATION

SECTION 3.01 - ADMINISTRATION

         This Plan will be administered by and under the direction of the Committee, subject to the oversight of the Board of Directors. The Board of Directors and/or the Committee shall adopt, and may from time to time modify or amend, such Administrative Guidelines consistent herewith as they may deem necessary or appropriate to carry out the provisions and purposes of the Plan. Any Administrative Guidelines, upon their adoption and so long as in effect, shall be deemed a part hereof to the same extent as if set forth in the Plan. In addition to its other duties, the Committee or the Board shall determine all questions arising under the Plan, the Administrative Guidelines, or any Participation Agreement and shall be solely responsible for the construction and interpretation of such documents. In carrying out its duties in connection with the Plan, the Committee shall have discretion to exercise all powers and to make all determinations, consistent with the terms of the Plan, in all matters entrusted to it, and its determinations shall be given deference and shall be final and binding on all interested parties.



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                                   ARTICLE IV

                          ELIGIBILITY FOR PARTICIPATION

SECTION 4.01 - SELECTION OF EXECUTIVES TO BE INCLUDED IN THE PLAN

         Employees included in the Plan will be those Executives who are selected by the Committee and approved by the Board of Directors. It is intended that Participants in the Plan will include only those Executives who, in the opinion of the Committee, are most likely to make a substantial contribution to the success of the Employer. Participation in the Plan shall be evidenced by a Participation Agreement between Farmers & Mechanics and the Executive, in such form and substance as shall be approved from time to time by the Committee.


                                    ARTICLE V

                                    BENEFITS

SECTION 5.01 - RETIREMENT BENEFITS

            (a) Upon a Participant's termination of employment with the Employer for any reason except death or disability after the Participant has attained Early Retirement Date, the Participant shall be entitled to a Retirement Benefit under this Plan in the form provided in Section 5.03. The monthly amount of the Participant's Retirement Benefit shall be equal to the percentage of the Participant's Final Average Monthly Compensation specified in the Participant's Participation Agreement, actuarially reduced, if necessary, to account for the election of a contingent annuitant option as described in
                  Section 5.03.

            (b) The first installment of Retirement Benefits under this Plan shall be paid on the first day of the month coincident with or next following the date on which retirement occurs, and subsequent installments shall be paid on the first day of each subsequent month.

SECTION 5.02 - OFFSETS TO BENEFITS

         Retirement Benefits otherwise payable to a Participant under this Plan shall be reduced by the following:

            (a) The balance in a Participant's account under the Bank's 401(k) Plan on the date of retirement, excluding, however, amounts which are attributable to pre-tax and after-tax contributions by the participant and investment earnings, thereon, expressed as a life annuity with 120 months certain, and using for that purpose the immediate annuity interest rate and other assumptions in effect on the date Retirement Benefits begin under regulations of the Pension Benefits Guaranty Corporation;

            (b) Fifty percent (50%) of the Participant's Primary Social Security Benefit; and

            (c) Any other reductions specified in the Participant's Participation Agreement.

SECTION 5.03 - PAYMENT OPTIONS

         Retirement benefits under this Plan normally shall be paid in the form of a life annuity with 120 months certain. A Participant may elect instead, however, that the Participant's retirement benefits be paid in the form of a contingent annuitant option under which the Participant will receive an actuarially reduced benefit (determined using the interest rate and other assumptions in effect on the date benefits begin under regulations of the Pension Benefit Guaranty Corporation) during the Participant's lifetime after retirement and 100%, 66 2/3% or 50% of such reduced amount will be continued to a person (the "Contingent Annuitant") designated by him for the duration of the Contingent Annuitant's lifetime, with 120 monthly payments guaranteed as provided in Section 5.05. If a Participant who has elected a contingent annuitant option dies before the Participant's Normal Retirement Date and without having retired, the election of a contingent annuitant option shall be void, no benefit will be paid under that option, and the only benefits payable with respect to the Participant shall be those provided by Section 6.01 below. If a Participant's Contingent Annuitant dies before retirement benefits to the Participant have begun, and also prior to the Participant's Normal Retirement Date, the contingent annuitant option shall be void, and the Participant will receive benefits in the normal form. If a Participant's Contingent Annuitant dies after the Participant's Normal Retirement Date or after the commencement of retirement benefits, the Participant will receive only the reduced amount of benefit provided for him or her under the elected option, and benefits will cease upon the Participant's death (subject, however, to the guarantee of 120 monthly payments under Section 5.05). Once payments to a Participant under an optional form of benefits have begun, the form of payment cannot be changed. The optional benefits outlined in this Section must be elected by the Participant on forms prescribed by the Committee and in accordance with rules prescribed by the Committee from time to time.


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SECTION 5.04 - DISABILITY PRIOR TO NORMAL RETIREMENT DATE

         No disability benefits are payable under this Plan. However, if a Participant incurs a Total Disability prior to the Participant's Normal Retirement Date and either during the Participant's employment or while on a leave of absence approved by the Employer, the Participant will continue to be eligible for all retirement benefits provided by this Plan. Such benefits shall be computed based on the Participant's Final Average Monthly Compensation calculated as of the date Total Disability occurs; however, the period of the Participant's disability shall be considered as active participation in this Plan for purposes of Section 5.01.

SECTION 5.05 - DEATH AFTER RETIREMENT.

         If a Participant (or, where appropriate, a Contingent Annuitant) dies after the payment of benefits under this Plan has begun before the Employer has made 120 monthly payments, the Employer shall pay to the Participant's Beneficiary the remaining benefits payable until the balance of 120 payments have been made.

SECTION 5.06 - VESTING: CHANGE-IN-CONTROL

         Except as provided by this Section 5.06, a Participant whose employment with the Employer terminates for any reason, other than death or Total Disability, before the Participant has attained an Early Retirement Date, will not receive any benefits from this Plan. If, however, there is a Change-in-Control, followed by the termination of the employment of a Participant for any reason, the following benefits shall be paid to that
Participant:

            (a) If the Participant terminates employment before the third anniversary of a Change-in-Control, the Participant shall receive a monthly benefit, beginning on the first day of the month following termination of employment and continuing to and including the first day of the month following the third anniversary of the Change-in-Control, equal to 1/12 of the greater of (i) total Compensation paid or accrued to the Participant during the twelve month period ending on the date of the Change-in-Control or (ii) total Compensation paid or accrued to the Participant during the twelve month period ending on the date the Participant's employment terminates. If a Participant who receives benefits under this subsection (a) dies before benefits under subsection (b) below have begun, benefits shall be paid to the Participant's Beneficiary as provided in Section 6.01.

            (b) Beginning on the first day of the month following the expiration of payments under (a) above, or, if the Participant terminates employment after the third anniversary of the Change-in-Control, beginning on the first day of the month following the Participant's termination of employment, the Participant shall begin to receive benefits in the amount determined under Section 5.01, without any reduction to reflect the fact that benefits are being provided before the Participant has attained an Early Retirement Date. Benefits payable under this subsection (b) shall be paid as a life annuity with 120 months certain or in the form of a contingent annuitant option as described in Section 5.03. In applying
                  Section 5.03 to a Participant entitled to benefits under this
                  Section 5.06, the Participant's retirement benefits shall not be deemed to have commenced until benefits under this subsection (b) have commenced, notwithstanding the fact that benefits have begun under subsection (a) above.

SECTION 5.07 - EXCISE TAX PAYMENT PROVISION

            A. 1. Whether or not the Executive becomes entitled to payments under this Agreement, if any of the payments or benefits received or to be received by the Executive in connection with a Change-in-Control or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Employers, any Person whose actions result in a Change-in-Control or any Person affiliated with the Employers or such Person) (such payments or benefits, excluding the Excise Tax Payment, being hereinafter referred to as the "Total Payments") will be subject to any excise tax imposed under Section 4999 of the Code (the "Excise Tax"), the Employers shall pay to the Executive an additional amount (the "Excise Tax Payment") equal to the Excise Tax imposed.

                  2. For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all of the Total Payments shall be treated as "parachute payments" (within the meaning of section 280G(b)(2) of the Code) unless, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive and selected by the accounting firm which was, immediately prior to the Change-in-Control, the Employers' independent auditor (the "Auditor"), such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of

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                  section 280G(b)(4)(A) of the Code, (ii) all "excess parachute payments" within the meaning of section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of section 280G(b)(4)(B) of the Code) in excess of the Base Amount (within the meaning of Section 280G(b)(3) of the Code) allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code.

                  3. In the event that the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Excise Tax Payment, the Executive shall repay to the Employers, within five (5) business days following the time that the amount of such reduction in the Excise Tax is finally determined, the portion of the Excise Tax Payment attributable to such reduction. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Excise Tax Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Excise Tax Payment), the Employers shall make an additional Excise Tax Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) within five (5) business days following the time that the amount of such excess is finally determined. The Executive and the Employers shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

            B. The payments provided in Section 5.07A shall be made not later than the fifth (5th) day following the Date of Termination; PROVIDED, HOWEVER, that if the amounts of such payments cannot be finally determined on or before such day, the Employers shall pay to the Executive on such day an estimate of the minimum amount of such payments to which the Executive is clearly entitled and shall pay the remainder of such payments (together with interest on the unpaid remainder (or on all such payments to the extent the Employers fail to make such payments when due) at 120% of the rate provided in section

                  1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Employers to the Executive, payable on the fifth (5th) business day after demand by the Employers (together with interest at 120% of the rate provided in section 1274(b)(2)(B) of the Code.) At the time that payments are made under this Agreement , the Employers shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Employers has received from Tax Counsel, the Auditor or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).


                                   ARTICLE VI

                                 DEATH BENEFITS

SECTION 6.01 - PRE-RETIREMENT

         If a Participant: (a) dies before his actual retirement or termination of employment; (b) dies while the Participant is on a leave of absence approved by the Employer; (c) dies while the Participant is on Total Disability, or (d) dies while the Participant is receiving benefits under Section 5.06(a), Farmers & Mechanics shall pay to the Participant's Beneficiary an annual benefit equal to 50% of the Participant's Final Salary. Such benefit shall be payable monthly beginning on the first day of the month next following the month in which the Participant's death occurs, and shall continue for a period of 10 years or, if longer, for a period extending until the date on which the Participant would have attained age 65.


                                   ARTICLE VII

                       DISCRETIONARY PURCHASE OF POLICIES

SECTION 7.01 - DISCRETIONARY PURCHASE OF POLICIES

         Farmers & Mechanics may, but shall not be required to, offset its obligations under this Plan through the purchase of life insurance on the life of each Participant. Each Participant, as a condition of participating herein, shall cooperate in the securing of such life insurance on the Participant's life by furnishing such information as Farmers & Mechanics and the Insurance Company may require, taking such physical examinations as may be necessary, and taking any other action as may be requested by Farmers & Mechanics and the Insurance Company to obtain such insurance coverage. If a Participant refuses to cooperate in the securing of such life insurance, Farmers & Mechanics shall have not further obligation to such Participant under this Plan.

SECTION 7.02 - INTEREST OF PARTICIPANT

         Neither the Participant nor any Beneficiary shall have any interest in any Policy purchased as aforesaid nor in any other particular assets of Farmers & Mechanics. The Participant's and Beneficiary's only interest hereunder shall be the right to receive the benefits set forth herein. Nothing in this Plan shall be construed as the creation by Farmers & Mechanics of an escrow account or trust fund or as any other form of asset segregation, it being the intention and understanding of the parties that Farmers & Mechanics' obligations under this Plan shall be unfunded and that the Participant and any Beneficiary shall, as to claims under this Plan, be general creditors of Farmers & Mechanics.


                                  ARTICLE VIII

                        Effective Date of Participation;
                            TERMINATION AND AMENDMENT

SECTION 8.01 - EFFECTIVE DATE OF PARTICIPATION; TERMINATION AND AMENDMENT

         An Executive's participation in this Plan shall become effective as of the date set forth in his executed Participation Agreement and shall continue until the Executive's retirement or other termination of employment with the Employer or until the Plan is terminated by the Board of Directors.

         The Board of Directors reserves in its sole and exclusive discretion the right at any time, and from time to time, to amend this Plan in any respect or to terminate this Plan without restriction and without the consent of any Participant or Beneficiary; provided, however, that neither termination nor any amendment of the Plan may, without the written approval of a Participant (or, if the Participant is no longer living, the Participant's Contingent Annuitant or Beneficiary, as the case may be), (i) reduce or terminate any benefit then in pay status, (ii) reduce or terminate the rights of a Participant who has attained an Early Retirement Date, incurred Total Disability, or died to benefits earned or to be earned under this Plan or (iii) once a Change-in-Control has occurred, and whether or not a Participant has attained an Early Retirement Date, reduce or terminate a Participant's right to benefits under Section 5.06.


                                   ARTICLE IX

                                CLAIMS PROCEDURE

SECTION 9.01 - DETERMINATION

         Except as provided in Section 3.01, the Committee shall be responsible for determining all claims for benefits under this Plan. Any person claiming a benefit under the Plan (a "Claimant") shall present the claim, in writing, to the Committee, and the Committee shall respond in writing. If the claim is denied, the written notice of denial shall state, in a manner calculated to be understood by the Claimant:

            (a) The specific reason or reasons for denial, with specific references to the Plan provisions on which the denial is based;

            (b) A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or information is necessary; and

            (c) An explanation of the Plan's claims review procedure. The written notice denying or granting the Claimant's claim shall be provided to the Claimant within 90 days after the Committee's receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished by the Committee to the claimant within the initial 90 day period and in no event shall such an extension exceed a period of 90 days from the end of the initial 90 day period. Any extension notice shall indicate the special circumstances requiring the extension and the date on which the Committee expects to render a decision on the claim. Any claim not granted or denied within the period noted above shall be deemed to have been denied.

SECTION 9.02 - REVIEW

         Any Claimant whose claim is denied, or deemed to be denied under the preceding sentence, (or such Claimant's authorized representative) may, within 60 days after the Claimant's receipt of notice of the denial, or after the date of the deemed denial, request a review of the denial by notice given, in writing, to the Committee. Upon such a request for review, the claim shall be reviewed by the Committee (or its designated representative) which may, but shall not be required to, grant the Claimant a hearing. In connection with the review, the Claimant may have representation, may examine pertinent documents, and may submit issues and comments in writing.

         The decision on review normally shall be made within 60 days of the Committee's receipt of the request for review. If an extension of time is required due to special circumstances, the Claimant shall be notified, in writing, by the Committee, and the time limit for the decision on review shall be extended to 120 days. The decision on review shall be in writing and shall state, in a manner calculated to be understood by the Claimant, the specific reasons for the decision and shall include references to the relevant Plan provisions on which the decision is based. The written decision on review shall be given to the Claimant within the 60 day (or, if applicable, the 120 day) time limit discussed above. If the decision on review is not communicated to the Claimant within the 60 day (or, if applicable, the 120 day) period discussed above, the claim shall be deemed to have been denied upon review.

SECTION 9.03 - DECISION BINDING

         The decision of the Committee after such review shall be made in the Committee's sole and absolute discretion, and shall be final and binding upon Farmers & Mechanics and the claimant and all other persons.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

SECTION 10.01 - NO GUARANTEE OF EMPLOYMENT

         Nothing contained herein shall be deemed to give any individual the right to be retained in the service of any Employer or to interfere with the rights of the Employer to discharge any individual at any time with or without cause.

SECTION 10.02 - NONALIENATION OF BENEFITS

         No benefits payable hereunder may be assigned, pledged, mortgaged or hypothecated and, to the extent permitted by law, no such benefits shall be subject to legal process or attachment for the payment of any claims against any person entitled to receive the same. Regardless of the preceding sentence, if at any time payments are to be made in accordance with the provisions of this Plan and the Participant or the Beneficiary or both are in default under any indebtedness to the Employer, then the payment remaining to be made to the Participant or the Beneficiary or both may, at the discretion of the Board of Directors, be reduced by the amount of such indebtedness; provided, however, that the failure of the Board of Directors to reduce any such payment or payments shall not constitute a waiver of such indebtedness.

SECTION 10.03 - WITHHOLDING

         Retirement payments made by Farmers & Mechanics under the Plan shall be subject to withholding at the time of such payment if such withholding is required under any income tax or other law of the United States or any other jurisdiction

SECTION 10.04 - GOVERNING LAW

         This Plan shall be interpreted according to the laws of the State of Maryland and, to the extent the laws of the State of Maryland are preempted, by the laws of the United States of America.

SECTION 10.05 - SEPARABILITY CLAUSE

         The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision.

SECTION 10.06 - CONSTRUCTION

         This Plan is intended to be an "unfunded" plan for the benefit of a "select group of management or highly compensated employees," as those terms are used in the Employee Retirement Income Security Act of 1974, and this Plan shall be so construed.

SECTION 10.07 - SUCCESSORS

         This Plan shall be binding upon Farmers & Mechanics and its successors and assigns, including without limitation any successor by merger and any purchaser of all or substantially all of the assets of Farmers & Mechanics.

                                  SCHEDULE I TO
                        FARMERS & MECHANICS NATIONAL BANK
                       EXECUTIVE SUPPLEMENTAL INCOME PLAN
                              AMENDED AND RESTATED


      The following persons participate in the Executive Supplemental Income
Plan.

Faye E. Cannon
Michael M. Cooney
Charles W. Hoff, III
David R. Stauffer